SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 27, 2012

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

933 East Columbus Ave.
Springfield, MA 01105
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413)747-9300
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2012, NXT Nutritionals Holdings, Inc. (the “Company”) appointed Philip B. Sheibley as a non-executive member of the Board of Directors of the Company.

Mr. Sheibley is an experienced executive and venture capitalist. He spent 30 years as a management consultant with Accenture, where he focused on the Life Sciences area, holding a variety of leadership positions including North American industry lead and Global Lead for Management Consulting.  He also served as a member of the Products Operating Group Executive Committee.

Mr. Sheibley’s consulting work focused on defining and executing strategies to create leading-edge business capabilities, working with U.S. and internationally-headquartered pharmaceutical companies, biotech, and medical product producers, as well as contract research organizations. Mr. Sheibley also played a leadership role in a number of joint-venture and new venture start-up engagements where company operating model and capability strategies needed to be defined for successful launch.

Since leaving Accenture, Mr. Sheibley has focused on venture capital investment and consulting, helping to structure a number of financing vehicles for early-stage companies, and participating as a board chair/member of several.

Mr. Sheibley was designated by the Series A Preferred stockholders of the Company pursuant to the terms of that certain Securities Purchase Agreement between the Company and NXT Investment Partners, LLC, a Delaware limited liability company, dated November 21, 2011 (the “SPA”) and appointed to fill an existing but now vacant directorship position.  A copy of the SPA is attached as Exhibit 10.1 to the Company’s Form 8-K filed on November 29, 2011, incorporated herein by reference.

In connection with Mr. Sheibley’s appointment to the Company’s Board of Directors, on January 27,2012 the Company entered into a Director Agreement (the “Director Agreement”) with Mr. Sheibley.  The term of the Director Agreement runs for a period of one (1) year from January 27,2012 and is subject to a one (1) year renewal upon re-election, unless sooner terminated, as provided in the Director Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated herein by reference in its entirety.

Mr. Sheibley has not been named, and is not currently expected to be named to any committees of the Board of Directors of the Company. He is not due any compensation under the Director Agreement, but is entitled to reimbursement for all reasonable out-of-pocket expenses incurred in attending any in-person meetings.

There is no information required by Item 404(a) of Regulation S-K to be reported and there is no family relationship between Mr. Sheibley and any of the Company's directors or officers.

Other than the Director Agreement there are no compensatory plans, contracts or arrangements to which Mr. Sheibley is a party or in which he participates.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Director Agreement dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.
Date: February 2, 2012	By:	/s/ Francis McCarthy
Name: Francis McCarthy
Title: President and Chief Executive Officer